UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and

telephone number, including area code,

of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Indenture

On September 29, 2025, The Hertz Corporation (“Hertz Corp.”), the primary operating company and wholly-owned indirect subsidiary of Hertz Global Holdings, Inc. (the “Company” or “Hertz Holdings”), completed an offering of $425,000,000 aggregate principal amount of its 5.500% Exchangeable Senior Notes due 2030 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $50 million principal amount of the Notes.

The Notes were issued at par pursuant to an Indenture, dated as of September 29, 2025 (the “Notes Indenture”), among Hertz Corp., the guarantors named therein and Computershare Trust Company, N.A., as trustee. The Notes will bear interest at a rate of 5.500% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes will mature on October 1, 2030, unless repurchased, redeemed or exchanged in accordance with their terms prior to maturity.

The exchange rate will initially be 108.2808 shares of common stock of the Company (“Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $9.24 per share of Common Stock). The initial exchange price of the Notes represents a premium of approximately 32.5% to the $6.97 closing price of the Common Stock on the Nasdaq Global Select Market on September 24, 2025. Prior to July 1, 2030, the Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes will be exchangeable on the terms set forth in the Notes Indenture into cash, shares of Common Stock, or a combination thereof, at Hertz Corp.’s election. The exchange rate is subject to adjustment in some circumstances described in the Notes Indenture. In addition, following certain corporate events that occur prior to the maturity date or Hertz Corp.’s delivery of a notice of redemption, Hertz Corp. will increase, in certain circumstances, the exchange rate for a holder who elects to exchange its Notes in connection with such a corporate event or elects to exchange its Notes called for redemption in connection with such notice of redemption, as the case may be.

Holders of the Notes will have the right to require Hertz Corp. to repurchase all or a portion of their Notes at 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but excluding, the date of such repurchase, upon the occurrence of certain corporate events constituting a “fundamental change” as defined in the Notes Indenture. Hertz Corp. may not redeem the Notes prior to October 6, 2028. On or after October 6, 2028 and on or prior to the 26th scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Common Stock exceeds 130% of the exchange price for the Notes for certain specified periods, and certain other conditions are satisfied, Hertz Corp. may redeem all or a portion (subject to certain limitations) of the Notes at a cash redemption price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest on such Notes to, but not including, the redemption date.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by the Company, Rental Car Intermediate Holdings, LLC (“Intermediate Holdings”) and each of Hertz Corp.’s existing and future subsidiaries that is a borrower or guarantees indebtedness under Hertz Corp.’s first lien credit facilities or certain other indebtedness for borrowed money (the “Subsidiary Guarantors”). The guarantees are subject to release under specified circumstances, including certain circumstances in which such guarantees may be automatically released without the consent of the holders of the Notes.

The Notes and the related guarantees are Hertz Corp.’s and the applicable guarantors’ senior obligations and rank equal in right of payment with all of their respective existing and future unsubordinated obligations. The Notes and the related guarantees will also be effectively subordinated to any existing or future indebtedness that is secured by liens on assets.

The Notes and Intermediate Holdings’ and the Subsidiary Guarantors’ related guarantees will be unsecured.

The Notes Indenture also contains customary events of default, all as described in the Notes Indenture.

The foregoing description is qualified in its entirety by reference to the Notes Indenture and the form of Note included therein, which are filed herewith as Exhibits 4.3 and 4.4, respectively, and incorporated herein by reference.

Capped Call Transactions

On September 24, 2025, in connection with the pricing of the Notes, and on September 25, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, Hertz Corp. and the Company entered into privately negotiated cash-settled capped call transactions with certain of the initial purchasers or their affiliates (the “Option Counterparties”) pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes. The capped call transactions are expected generally to compensate (through the payment of cash to Hertz Corp.) for potential dilution to the Common Stock upon any exchange of the Notes and/or offset any potential cash payments Hertz Corp. is required to make in excess of the principal amount of exchanged Notes, as the case may be, with such compensation and/or offset subject to a cap, which is initially equal to $13.94 per share (and which represents a premium of 100% over the last reported sale price of the Common Stock of $6.97 per share on the Nasdaq Global Select Market on September 24, 2025), and is subject to customary adjustments.

The capped call transactions are separate transactions entered into by the Hertz Corp. and the Company with the Option Counterparties and are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the capped call transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Notes Indenture” in Item 1.01 above is incorporated into this Item 3.02 by reference. The Notes were issued to the initial purchasers in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering, and the initial purchasers resold the Notes in reliance upon Rule 144A under the Securities Act to persons reasonably believed to be “qualified institutional buyers,” as defined therein. Any shares of Common Stock that may be issued upon exchange of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 60,975,600 shares of Common Stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 143.4720 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated September 29, 2025, by and among The Hertz Corporation, as Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee, governing the 5.500% Senior Notes due 2030

4.2	Form of 5.500% Senior Notes due 2030 (included in Exhibit 4.1)

10.1	Form of Capped Call Confirmation

104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Scott M. Haralson
Name:	Scott M. Haralson
Title:	Executive Vice President and Chief Financial Officer

Date: September 29, 2025